Calculation of Filing Fee Tables
S-8
Kolibri Global Energy Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value	Other	497,058	$ 5.38	$ 2,674,172.04	0.0001381	$ 369.30
2	Equity	Common Shares, no par value	Other	1,172,349	$ 5.38	$ 6,307,237.62	0.0001381	$ 871.03
Total Offering Amounts:						$ 8,981,409.66		$ 1,240.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,240.33
Offering Note
[1]	1. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions. 2. Amount of the registration fee was calculated in accordance with Section 6(b) and Rule 457 under the Securities Act and was determined by multiplying the aggregate offering price by 0.00013810. 3. Represents Common Shares issuable upon exercise of awards previously granted under Plan. 4. The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (c) and (h) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the Nasdaq Capital Market on April 23, 2026, a date within five (5) business days prior to the date of the filing of this Registration Statement.

[2]	1. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions. 2. Amount of the registration fee was calculated in accordance with Section 6(b) and Rule 457 under the Securities Act and was determined by multiplying the aggregate offering price by 0.00013810. 4. The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (c) and (h) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the Nasdaq Capital Market on April 23, 2026, a date within five (5) business days prior to the date of the filing of this Registration Statement. 5. Represents Common Shares that are issuable pursuant to, or upon exercise of, awards that may be granted under the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources